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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-1/A of Ardagh Finance Holdings S.A. of our report dated March 31, 2016 relating to the combined carve out financial statements of certain beverage can operations of Rexam PLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
February 10, 2017

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS